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                                                                 Exhibit 10


                  Schedule of transactions in the Common Stock
                            by the Reporting Persons
                           during the past sixty days


(i)  PVF

                         Number of                 Price
                          Shares                    Per
Date                     Purchased                 Share(a)

12/19/96                  45,200                   $14.60
12/19/96                   5,000                   $15.10
12/23/96                  16,600                   $15.10
12/23/96                  10,000                   $15.10
12/26/96                   3,000                   $14.98
12/27/96                     600                   $15.10
12/27/96                     100                   $14.85
12/30/96                   4,000                   $15.05
12/31/96                     500                   $15.11


(ii)  UCC

                         Number of                 Price
                         Shares                     Per
Date                     Purchased                 Share(a)

12/31/96                    7,100                  $15.66
1/17/97                    10,000                  $15.44
1/20/97                     5,000                  $15.06


(iii)  DBN

None


(iv)  Nazarian

                          Number of                Price
                          Shares                   Per
Date                      Purchased                Share(a)

1/15/97                     1,000                  $15.05
1/28/97                    24,900                  $15.01
1/29/97                     5,000                  $15.06
1/30/97                    12,200                  $14.94






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(v)  Salimpour
     ---------

None.


(vi)  Kadisha
      -------

None.


(vii)  Nippon PSP
       ----------

None.

Note:
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(a) Price includes commission.